EXHIBIT 99.1

Surge Holdings Inc. Announces Completion of Merger with True Wireless

Las Vegas, April 13, 2018 (GLOBE NEWSWIRE) — Surge Holdings, Inc. (OTCQB:SURG) a company with wholly owned subsidiaries in Telecommunications, Blockchain FinTech Software, Social Media Marketing and Cryptocurrency Mining; announced today the completion of the merger with True Wireless.

True Wireless is an Oklahoma based wireless carrier providing monthly service to over 60,000 customers in 5 states.

“This strategic merger completes a full circle competitive advantage by enabling us to deliver Telecom and FinTech products to underserved markets. While manufacturing smartphones and providing monthly service in addition to owning both the online and physical merchant network distribution and payment channels, we uniquely control every aspect of product delivery and revenue life cycle.” stated Brian Cox, CEO of Surge Holdings Inc.

“With our corporate structure completed, our strong management team can aggressively focus on expanding our network footprint while rolling out new products.” added Cox.

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ABOUT SURGE HOLDINGS, INC.

Surge Holdings a publicly traded company that wholly owns subsidiaries in rapid growth, reoccurring revenue and high valuation technology sectors. Current holdings include Telecommunications, Blockchain FinTech Software, Social Media Marketing and Cryptocurrency Asset Mining subsidiaries.

FORWARD LOOKING STATEMENTS

This press release contains information that constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements involve risk and uncertainties that could cause actual results to differ materially from any future results described by the forward-looking statements. Risk factors that could contribute to such differences include those matters more fully disclosed in the Company’s reports filed with the U.S. Securities and Exchange Commission. The forward-looking information provided herein represents the Company’s estimates as of the date of the press release, and subsequent events and developments may cause the Company’s estimates to change. The Company specifically disclaims any obligation to update the forward-looking information in the future. Therefore, this forward-looking information should not be relied upon as representing the Company’s estimates of its future financial performance as of any date subsequent to the date of this press release.

Omnivance Advisors, Inc.

Daniel Wong

Dan@omnivanceadvisors.com

858-381-5740